SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2007 (December 21, 2006)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-117718	20-11998142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

12th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2006, Beijing Orsus Xelent Technology & Trading Company Limited, a wholly owned subsidiary of Orsus Xelent Technologies, Inc. (the “Company”), entered into a Loan Contract with Beijing Rural Commercial Bank. The purpose of the loan is to provide the Company with working capital. The principal amount of the loan is 49 million RMB (approximately US$6.2 million) with an annual interest rate of 7.96%. The term of the loan is from December 21, 2006 to August 20, 2007.

The foregoing summary of the terms and conditions of the Loan Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Contract attached as Exhibit 10.01 hereto, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.01	Loan Contract, dated December 21, 2006, between Beijing Rural Commercial Bank and Beijing Orsus Xelent Technology & Trading Company Limited.

99.1	Press Release of Orsus Xelent Technologies, Inc., dated January 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2007

ORSUS XELENT TECHNOLOGIES, INC.

By:	/S/ Wang Xin
Name: Wang Xin Title: Chief Executive Officer